UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2022 (April 22, 2022)

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Compass Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-39696	82-4876496
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Guest Street, Suite 601

Boston, Massachusetts 02135

(Address of Principal Executive Offices) (Zip Code)

(617) 500-8099

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CMPX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2022, the Board of Directors (the “Board”) of Compass Therapeutics, Inc. (the “Company”) appointed two new directors to its Board: Ellen Chiniara, J.D., former Chief Legal Officer of Alexion Pharmaceuticals; and Mary Ann Gray, Ph.D., President of Gray Strategic Advisors. The Board, upon recommendation of its Nominating and Corporate Governance Committee, appointed Ms. Chiniara and Dr. Gray as Class I directors, effective immediately to fill two vacant Class I Board seats, with a term expiring at the Company’s annual meeting of stockholders in 2024. The Board determined that Ms. Chiniara and Dr. Gray are independent directors under the Company’s corporate governance guidelines and applicable Nasdaq Listing Rules. Ms. Chiniara was also appointed to serve as a member of the Company’s Nominating and Corporate Governance Committee and its Compensation Committee.

As non-employee directors, Ms. Chiniara and Dr. Gray will receive cash compensation and an equity award for their Board service. Each will receive a cash retainer of $45,000 for general availability and participation in meetings and conference call of the Board and any relevant committees. Each will also receive an initial option award to purchase 45,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the date of grant. The option grants will vest monthly over four years.

There are no family relationships between Ms. Chiniara or Dr. Gray, on the one hand, and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer, on the other. Neither Ms. Chiniara nor Dr. Gray is a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Ms. Chiniara or Dr. Gray and any other persons pursuant to which they were elected as directors. In addition, each of Ms. Chiniara and Dr. Gray has entered into an indemnification agreement with the Company consistent with the form of the existing indemnification agreement entered into between the Company and its non-employee directors, which was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on June 23, 2020.

On April 22, 2022, Miranda Toledano, M.B.A., a member of the Board of the Company, notified the Company that she is declining to stand for reelection to the Board at the completion of her current term, ending at the Company’s Annual Meeting of Stockholders set for May 24, 2022. Ms. Toledano’s resignation was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Ms. Toledano joined the Board following the Company’s acquisition of TRIGR Therapeutics, Inc., where she was Chief Operating Officer and Chief Financial Officer, and she is now moving on to focus on other professional and entrepreneurial endeavors.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, issued on April 26, 2022 titled “Compass Therapeutics Announces Appointment of Two New Directors to its Board”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Compass Therapeutics, Inc.

Date: April 26, 2022	By:	/s/ NEIL LERNER
Neil Lerner
VP of Finance